Exhibit 99.1

Indaptus Therapeutics Reports Third Quarter 2026 Financial Results and Provides Corporate Update

NEW YORK (November 13, 2026) – Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), a biotechnology company dedicated to immunotherapy research, today announced financial results for the third quarter and nine months ended September 30, 2026, and provided a corporate update.

Junyi Dai, Indaptus Therapeutics’ Chief Executive Officer and Chairman of the Board, commented, “Our strategic objective is to position Indaptus for its next phase of growth by actively pursuing innovative opportunities with significant long-term potential and expanding the Company’s strategic focus into promising areas of medical innovation. We believe the successful completion of our approximately $24.0 million private placement provides an important foundation to advance this vision, giving us the financial resources and strategic flexibility to explore new opportunities and build long-term shareholder value.

“We are particularly excited about the opportunity to explore the potential of an innovative neurotechnology- and neural-network-based device for certain sleep-related conditions. We believe this area represents an intriguing opportunity to investigate novel approaches to addressing unmet needs in sleep-related health. Through early-stage research and preclinical evaluation, we hope to further assess its scientific potential and explore a possible development pathway toward a future FDA submission.

“Our ambition is to position Indaptus for its next phase of growth by pursuing innovative opportunities with meaningful potential. We intend to move forward with energy and conviction, while maintaining a disciplined approach to capital allocation and focusing our resources on opportunities that we believe can create meaningful long-term value for our shareholders.”

Key Highlights

●	September 2026 private placement. On September 8, 2026, the Company entered into a private placement for 20,338,974 shares of common stock and aggregate gross proceeds of approximately $24.0 million. The transaction closed on October 16, 2026; approximately $20.5 million had been received by September 30, 2026, and the remaining approximately $3.5 million was received in October. The Company currently intends to use the net proceeds from the Private Placement for working capital, research and development and other general corporate purposes, which may include early-stage research and preclinical evaluation of a potential neurotechnology and neural-network-based device for certain sleep-related conditions, with a view toward a potential future FDA submission.

●	Liquidity position. As of September 30, 2026, the Company had approximately $26.6 million in cash and cash equivalents and $4.0 million in short-term investments, consisting of certificates of deposit that are redeemable on demand. In addition, the Company received approximately $3.5 million in remaining proceeds from the September 2026 Private Placement in October 2026. Based on its current operating plan, management believes that these resources provide sufficient liquidity to fund the Company’s anticipated operating expenses and capital expenditure requirements and support its planned research and development activities.

Financial Highlights for the Third Quarter and Nine Months Ended September 30, 2026

Research and development expenses decreased 82% to approximately $0.3 million for the third quarter of 2026, compared with approximately $1.5 million for the same period in 2025. For the first nine months of 2026, research and development expenses decreased 83% to approximately $1.1 million, compared with approximately $6.5 million in 2025. The decreases were primarily attributable to lower clinical costs related to the Decoy20 Phase 1 study and lower payroll and related expenses following reductions in headcount and base salaries.

General and administrative expenses decreased 24% to approximately $0.9 million for the third quarter of 2026, compared with approximately $1.1 million for the same period in 2025. For the first nine months of 2026, general and administrative expenses decreased 23% to approximately $4.0 million, compared with approximately $5.2 million in 2025. The decreases were primarily attributable to lower expenses related to the transition of management and lower payroll and related expenses following reductions in headcount and base salaries. For the nine months ended September 30, 2026, these decreases were partially offset by a $0.5 million termination fee incurred in connection with the termination of the ATM Agreement.

Net loss decreased to approximately $1.0 million for the third quarter of 2026, compared with approximately $3.0 million for the same period in 2025. For the first nine months of 2026, net loss decreased to approximately $5.4 million, compared with approximately $12.7 million in 2025. Basic and diluted net loss per share was approximately $0.01 for the third quarter of 2026 and $0.06 for the first nine months of 2026, compared with $2.98 and $18.48, respectively, for the corresponding periods in 2025.

As of September 30, 2026, the Company had approximately $30.6 million in cash, cash equivalents and short-term investments. Net cash used in operating activities was approximately $10.4 million for the nine months ended September 30, 2026. The Company received approximately $20.5 million in proceeds from the September 2026 private placement during the third quarter. As the transaction closed on October 16, 2026, these proceeds were recorded as “Proceeds received pending share issuance” under current liabilities on the September 30, 2026 condensed consolidated balance sheet.

About Indaptus Therapeutics

Indaptus Therapeutics is a biotechnology company dedicated to immunotherapy research. The Company’s patented Decoy technology uses attenuated and killed, non-pathogenic Gram-negative bacteria designed to activate multiple components of innate and adaptive immunity while reducing systemic toxicity. The Company is evaluating the Decoy platform and existing therapeutic assets, including potential licensing, partnership and other strategic opportunities.

The Company seeks to better understand the relationship among sleep, physical recovery, neurological function and immune status, which could potentially support future immunotherapy evaluation, patient recovery monitoring and biomarker research. The Company is also evaluating complementary research initiatives, including early-stage research and preclinical evaluation of a potential neurotechnology and neural-network-based device for certain sleep-related conditions. The scope and timing of any such activities will depend on scientific validation, strategic fit, market opportunities, available resources, regulatory considerations and other business factors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s expectations, beliefs and intentions concerning, among other things, the Company’s ability to use the proceeds from the September 2026 private placement for working capital, research and development and other general corporate purposes; the potential scope and progress of early-stage research and preclinical evaluation of a potential neurotechnology and neural-network-based device for certain sleep-related conditions and any potential future FDA submission; the Company’s review of the Decoy platform and Decoy20; potential licensing, partnership and other strategic opportunities; research collaborations and complementary research initiatives; the Company’s strategic review and potential investments in or acquisitions of operating businesses; the sufficiency of the Company’s cash, cash equivalents and short-term investments to fund its activities; the Company’s cash runway and ability to raise additional capital; and the Company’s future results of operations and financial condition.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or “anticipate,” or their negatives or variations, or by the fact that the statements do not relate strictly to historical matters. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially, including: the Company’s limited operating history and history of losses; the need for, and ability to raise, additional capital; dilution from future financings; the Company’s ability to identify, negotiate and complete strategic transactions and realize anticipated benefits; risks associated with investments, acquisitions and expansion into new research or business areas; the absence of active clinical development programs and the discontinuation and wind-down of Decoy20 clinical activities; uncertain outcomes and costs of research, preclinical and clinical development; the possibility that any research initiative or potential product candidate may not demonstrate sufficient scientific merit or obtain regulatory approval; reliance on third parties; competition; protection of proprietary or licensed technology; compliance with healthcare, securities and other laws; information technology failures, cyberattacks and cybersecurity deficiencies; Nasdaq continued-listing risks; stock-price volatility; and unfavorable global economic conditions.

These and other important factors discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in the Company’s other filings with the Securities and Exchange Commission, could cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included herein. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances.

Contact: investors@indaptusrx.com

Indaptus Therapeutics | Third Quarter 2026 Financial Results and Corporate Update

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Balance Sheets

	As of September 30,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$26,604,443	$8,507,628
Short-term investments	4,000,000	-
Prepaid expenses and other current assets	607,542	802,540

Total assets	$31,211,985	$9,310,168

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$329,926	$6,158,575
Proceeds received pending share issuance (Note 6h)	20,549,933	-
Total liabilities	20,879,859	6,158,575

Commitments and contingencies (Note 7)	-

Stockholders’ equity:
Common stock: $0.01 par value, 1,000,000,000 and 200,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 133,242,324 shares issued and outstanding as of September 30, 2026 and 2,167,324 shares issued and outstanding as of December 31, 2025	1,332,424	21,674
Preferred stock: $0.01 par value, 5,000,000 shares authorized as of September 30, 2026 and December 31, 2025; no shares issued and outstanding as of September 30, 2026 and 1,000,000 shares issued and outstanding as of December 31, 2025	-	10,000
Additional paid-in capital	95,672,510	84,408,018
Accumulated deficit	(86,672,808)	(81,288,099)

Total stockholders’ equity	10,332,126	3,151,593

Total liabilities and stockholders’ equity	$31,211,985	$9,310,168

* Share and per-share amounts have been retroactively adjusted for the one-for-28 reverse stock split effected in June 2025.

Indaptus Therapeutics | Third Quarter 2026 Financial Results and Corporate Update

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Operating expenses:
Research and development	$271,204	$1,517,723	$1,125,465	$6,495,677
General and administrative	864,663	1,130,764	3,978,854	5,182,132

Total operating expenses	1,135,867	2,648,487	5,104,319	11,677,809

Loss from operations	(1,135,867)	(2,648,487)	(5,104,319)	(11,677,809)

Other income (expense):
Warrant repricing	-	-	(410,154)	-
Change in fair value of convertible promissory notes	-	(365,718)	-	(1,153,421)
Other income, net	87,089	39,088	129,764	94,764

Total other income (expense), net	87,089	(326,630)	(280,390)	(1,058,657)

Net loss	$(1,048,778)	$(2,975,117)	$(5,384,709)	$(12,736,466)

Net loss per share, basic and diluted	$(0.01)	$(2.98)	$(0.06)	$(18.48)

Weighted average number of shares basic and diluted	133,242,324	997,038	87,494,438	689,174

* Share and per-share amounts have been retroactively adjusted for the one-for-28 reverse stock split effected in June 2025.

Indaptus Therapeutics | Third Quarter 2026 Financial Results and Corporate Update

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(5,384,709)	$(12,736,466)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock-based compensation	171,269	572,268
Change in fair value of convertible promissory note	-	1,153,421
Warrant repricing	410,154	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	257,472	463,902
Accounts payable and other current liabilities	(5,828,649)	(1,084,078)
Operating lease right-of-use asset and liability, net	-	(1,790)

Net cash (used in) operating activities	(10,374,463)	(11,632,743)

Cash flows from investing activities:
Certificates of deposit	(4,000,000)	-

Net cash (used in) investing activities	(4,000,000)	-

Cash flows from financing activities:
Proceeds from issuance of convertible promissory notes	-	5,714,800
Proceeds from issuance of shares of common stock and warrants	12,000,000	6,397,042
Proceeds from advance related to future financing	20,549,933	-
Issuance costs	(78,655)	(440,213)

Net cash provided by financing activities	32,471,278	11,671,629

Net increase in cash and cash equivalents	18,096,815	38,886

Cash and cash equivalents, beginning of period	8,507,628	5,786,753

Cash and cash equivalents, end of period	$26,604,443	$5,825,639

Noncash investing and financing activities:
Settlement of convertible debt	$-	$6,868,221
Issuance of commitment shares	$-	$109
Conversion of Series AA and Series AAA preferred stock	$1,110,000	$-

Indaptus Therapeutics | Third Quarter 2026 Financial Results and Corporate Update